Exhibit 99.2

Prudential Financial, Inc.

Financial Services Businesses

Mortgage-Backed and Asset-Backed Securities - September 30, 2007

($ millions)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Residential Mortgage-backed securities (a)	8,109	38	77	8,070
Asset-backed securities	14,219	112	369	13,962

Supplemental information for asset-backed securities:

		LOWEST RATING AGENCY RATING
	Vintage	AAA	AA	A	BBB	BB and below	Total Amortized Cost	Total Fair Value
Collateralized by sub-prime mortgages:
Enhanced Short-term portfolio
	2007..............	767	—	—	—	—	767	755
	2006..............	2,851	—	—	—	—	2,851	2,818
	2005..............	219	—	—	—	—	219	218
	2004..............	—	—	—	—	—	—	—
	2003 and prior .......	—	—	—	—	—	—	—

Total Enhanced Short-term portfolio (b)		3,837	—	—	—	—	3,837	3,791

All Other portfolios
	2007..............	441	33	—	—	—	474	450
	2006..............	1,412	393	36	8	—	1,849	1,739
	2005..............	77	421	120	10	1	629	595
	2004..............	51	412	315	5	—	783	742
	2003 and prior ........	67	270	263	86	7	693	648

Total of All Other portfolios		2,048	1,529	734	109	8	4,428	4,174

Total collateralized by sub-prime mortgages		5,885	1,529	734	109	8	8,265	7,965
Other asset-backed securities (c)		2,484	381	1,540	1,304	245	5,954	5,997

Total asset-backed securities		8,369	1,910	2,274	1,413	253	14,219	13,962

(a)	As of September 30, 2007, 95% of the residential mortgage-backed securities in the Financial Services Businesses were publicly traded agency pass-through securities, which are supported by implicit or explicit government guarantees and have credit ratings of AA or AAA. Collateralized mortgage obligations, including approximately $79 million secured by “ALT-A” mortgages, represented the remaining 5% of residential mortgage-backed securities; virtually all have credit ratings of AA or AAA.

(b)	Our Enhanced Short-term portfolio is used primarily to invest cash proceeds of securities lending and repurchase activities, and cash generated from certain trading and operating activities. The investment policy statement of this portfolio requires that securities purchased for this portfolio have a remaining expected average life of 2 years or less when acquired.

(c)	Primarily includes externally managed investments in the European market of $1.8 billion, and securities collateralized by credit card receivables and automobile loans. Also included are collateralized debt obligations with amortized cost of $142 million and fair value of $155 million, none secured by sub-prime mortgages.

Prudential Financial, Inc.

Closed Block Business

Mortgage-Backed and Asset-Backed Securities - September 30, 2007

($ millions)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Residential Mortgage-backed securities (a)	5,433	20	47	5,406
Asset-backed securities	8,260	13	210	8,063

Supplemental information for asset-backed securities:

		LOWEST RATING AGENCY RATING
	Vintage	AAA	AA	A	BBB	BB and below	Total Amortized Cost	Total Fair Value
Collateralized by sub-prime mortgages:
Enhanced Short-term portfolio
	2007..............	794	—	—	—	—	794	782
	2006..............	2,950	—	—	—	—	2,950	2,917
	2005..............	226	—	—	—	—	226	225
	2004..............	—	—	—	—	—	—	—
	2003 and prior.......	—	—	—	—	—	—	—

Total Enhanced Short-term portfolio (b)		3,970	—	—	—	—	3,970	3,924

All Other portfolios
	2007..............	200	—	—	—	—	200	193
	2006..............	1,115	23	—	—	—	1,138	1,085
	2005..............	32	404	5	—	—	441	419
	2004..............	9	309	52	—	—	370	352
	2003 and prior......	47	447	87	16	4	601	566

Total of All Other portfolios		1,403	1,183	144	16	4	2,750	2,615

Total collateralized by sub-prime mortgages		5,373	1,183	144	16	4	6,720	6,539
Other asset-backed securities (c)		541	116	333	503	47	1,540	1,524

Total asset-backed securities		5,914	1,299	477	519	51	8,260	8,063

(a)	As of September 30, 2007, 85% of the residential mortgage-backed securities in the Closed Block Business were publicly traded agency pass-through securities, which are supported by implicit or explicit government guarantees and have credit ratings of AA or AAA. Collateralized mortgage obligations, including approximately $142 million secured by “ALT-A” mortgages, represented the remaining 15% of residential mortgage-backed securities and virtually all have credit ratings of AAA.

(b)	Our Enhanced Short-term portfolio is used primarily to invest cash proceeds of securities lending and repurchase activities, and cash generated from certain trading and operating activities. The investment policy statement of this portfolio requires that securities purchased for this portfolio have a remaining expected average life of 2 years or less when acquired.

(c)	Primarily includes externally managed investments in the European market of $0.3 billion, and securities collateralized by credit card receivables and automobile loans. Also included are collateralized debt obligations with amortized cost of $45 million and fair value of $51 million, none secured by sub-prime mortgages.